                                                                   EXHIBIT 10.30

                               SECOND AMENDMENT TO
                             EMPLOYMENT AGREEMENT OF
                                 MARK G. KACHUR

         This Second Amendment to Employment Agreement of Mark G. Kachur, effective November 19, 2003, hereby amends the Employment Agreement, dated December 1, 2000, entered into by Mark G. Kachur and CUNO Incorporated, as follows:

         Paragraph 3(c), is deleted in its entirety and is replaced with new Paragraph 3(c), as follows:

         3(c) Restricted Shares. Provided the Executive remains in the employ of the Company, the Company shall grant to Executive, restricted shares of the Company's Common Stock, as follows:

      Date         Award (# shares)   Vesting Term
----------------   ----------------   ------------
December 1, 2000        20,219          4 years
April 17, 2002           1,000          4 years
December 1, 2002         1,000          4 years
December 1, 2003        23,000          5 years

         Each award shall be made pursuant to the Company's 1996 Stock Incentive Plan, as amended, or any successor plan.

         Paragraph 3(d), is deleted in its entirety and is replaced with new Paragraph 3(d), as follows:

         3(d) Options. Provided Executive remains in the employ of the Company, the Company shall grant to Executive options to purchase shares of the Company's Common Stock in the form of non-qualified stock options pursuant to the Company's 1996 Stock Incentive Plan, as amended, or any successor plan. The option awards shall be as follows:

      Date         NQSOs
----------------   ------
December 1, 2000   30,330
December 1, 2001   29,708
April 17, 2002      6,000
December 1, 2002   36,000

         Any option award may, prior to the date of the grant, be increased at the discretion of the Compensation Committee of the Board (the "Committee"). The Option Price for options granted pursuant to this paragraph 3(d) shall be the closing price of the Company's Common Stock on the day of the grant. If the grant date falls on Saturday, Sunday or any other day when the Company's Common Stock is not publicly traded, the Option Price for such grant shall be the closing price of the Company's Common Stock on the next day when the Stock is publicly traded.

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         The remainder of the Employment Agreement, unaffected by this Second
Amendment, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement of Mark G. Kachur, as of the date first written above.

EXECUTIVE                             CUNO INCORPORATED

/s/ Mark G. Kachur                    /s/ John A. Tomich
------------------                    -----------------------------
MARK G. KACHUR                        JOHN A. TOMICH
                                      General Counsel and Secretary